EXHIBIT 23


   CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our report dated January 8, 1997 appearing on page 27 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial Statement Schedules, which appears on page 32 of this Form 10-K.


        1.   Registration Statement on Form S-8 (Registration No. 33-42120)

        2.   Registration Statement on Form S-8 (Registration No. 33-43543)



   PRICE WATERHOUSE LLP


   Milwaukee, Wisconsin
   March 12, 1997